FUND PARTICIPATION AGREEMENT
This Fund Participation Agreement (the “Agreement”), effective as of 1st day of November, 2011, is made by and among Security Benefit Life Insurance Company (“Company”), on its own behalf and on behalf of each segregated asset account of the Company currently in existence or hereafter created, as set forth on Schedule A hereto, which may be updated from time to time for the convenience of the parties, (each an “Account”), JPMorgan Insurance Trust (the “Trust”), the Trust’s investment advisor, J. P. Morgan Investment Management Inc. (the “Adviser”), and the Trust’s administrator, JPMorgan Funds Management, Inc. (the “Administrator”).
WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as “Variable Insurance Products”);
WHEREAS, insurance companies desiring to utilize the Trust as an investment vehicle under their Variable Insurance Products are required to enter into participation agreements with the Trust and the Administrator (the “Participating Insurance Companies”);
WHEREAS, shares of the Trust are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available for Variable Insurance Products of Participating Insurance Companies;
WHEREAS, the Trust intends to offer shares of the series set forth on Schedule B (each such series hereinafter referred to as a “Portfolio”), as may be updated from time to time for the convenience of the parties hereto under this Agreement to the Accounts;
WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission, granting the Trust exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by Variable Insurance Product separate accounts of both affiliated and unaffiliated insurance companies (hereinafter the “Shared Funding Exemptive Order”);
WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”);
WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws;
WHEREAS, the Adviser is the investment adviser of the Portfolios of the Trust;
WHEREAS, the Company has registered and issued or will register and issue certain Variable Insurance Products supported wholly or partially by the Account (the “Contracts”), and said Contracts are listed in Schedule A hereto, which may be updated from time to time for convenience of the parties; and
WHEREAS, to the extent permitted by applicable insurance laws and regulations, each Account intends to purchase shares of the Portfolios to fund certain of the aforesaid Contracts and the Trust is authorized to sell such shares to each such Account at net asset value.
NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, the Adviser, and the Administrator agree as follows:

Article 1
The Contracts
1. The Company represents that it has established each of the Accounts specified on Schedule A as a separate account under Kansas law, and has registered each such Account as a unit investment trust under the 1940 Act to serve as an investment vehicle for the Contracts. The Contracts provide for the allocation of net amounts received by the Company to separate divisions of the Account for investment in the shares of the Portfolios. Selection of a particular division is made by the Contract owner who may change such selection from time to time in accordance with the terms of the applicable Contract. To the extent the Company is offering its Contracts, the Company agrees to make every reasonable effort to market such Contracts. In marketing its Contracts, the Company will comply with all applicable state or Federal laws.
Article 2
Trust Shares
2.1. The Trust agrees to make available for purchase by the Company shares of the Portfolios and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Trust or its designee of such order. The Company shall be the agent of the Trust for the limited purpose of receiving and accepting purchase and redemption requests on behalf of the Accounts for shares of those Portfolios made available hereunder, and receipt on any day Business Day by the Company as such limited agent of the Trust prior to the time that the Trust ordinarily calculates its net asset value as described from time to time in the Trust prospectus (which as of the date of execution of this Agreement is 4:00 p.m. Eastern Time) shall constitute receipt by the Trust on that same Business Day; provided that the Trust’s designated transfer agent receives notice of such order by 10:00 a.m. Eastern Time on the next following Business Day (“Trade Date plus 1”). Notwithstanding the foregoing, the Company shall use its best efforts to provide the Trust’s designated transfer agent with notice of such orders by 9:30 a.m. Eastern Time on Trade Date plus 1. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission, as set forth in the Trust’s prospectus and statement of additional information. Notwithstanding the foregoing, the Board of Trustees of the Trust (hereinafter the “Board”) may refuse to permit the Trust to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio. Any such refusal, suspension, or termination will be effected with respect to all Participating Insurance Companies in the Trust’s sole discretion and to the extent allowed under applicable law. The Trust will provide prompt notice to the Company of any such refusal to permit the Trust to sell shares of any Portfolio to any person, or suspension or termination of the offering of shares of any Portfolio.
2.2. The Trust agrees that shares of the Trust will be sold only to Participating Insurance Companies for their Variable Insurance Products and, in the Trust’s discretion, to qualified pension and retirement plans. No shares of any Portfolio will be sold to the general public.
2.3. The Trust agrees to redeem for cash, on the Company’s request, any full or fractional shares of the Trust held by an Account, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this Section 2.3, the Company shall be the agent of the Trust for receipt of requests for redemption from each Account and receipt by the Company shall constitute receipt by the Trust; provided that the Trust’s designated transfer agent receives notice of such request for redemption on Trade Date plus 1 in accordance with the timing rules described in Section 2.1.
2.4. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Trust shall be made in accordance with the provisions of such prospectus. The Accounts of the Company, under which amounts may be invested in the Trust are listed on Schedule A attached hereto and incorporated herein by reference, as such Schedule A may be updated from time to time for convenience of the parties hereto. The Company further agrees that it will at all times follow applicable law in connection with the handling of orders for Portfolio shares, including, without limitation, Rule 22c-1(a) and other applicable rules under the 1940 Act.

2.5. The Company will place separate orders to purchase or redeem shares of each Portfolio. Each order shall describe the net amount of shares and dollar amount of each Portfolio to be purchased or redeemed. In the event of net purchases, the Company shall pay for Portfolio shares by 3:00 p.m. Eastern Time on Trade Date plus 1. Payment shall be in federal funds transmitted by wire. In the event of net redemptions, the Portfolio shall pay redemption proceeds in federal funds transmitted by wire by 2:00 p.m. Eastern Time on Trade Date plus 1. Notwithstanding the foregoing, if the payment of redemption proceeds on the next Business Day would require the Portfolio to dispose of Portfolio securities or otherwise incur substantial additional costs, and if the Portfolio has determined to settle redemption transactions for all shareholders on a delayed basis, proceeds shall be wired to the Company within seven (7) days and the Portfolio shall notify in writing the person designated by the Company as the recipient for such notice of such delay by 3:00 p.m. Eastern Time on Trade Date plus 1.
2.6. Issuance and transfer of the Trust’s shares will be by book entry only. Share certificates will not be issued to the Company or any Account. Shares ordered from the Trust will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.
2.7. On each record date, the Administrator shall use its best efforts to furnish same day notice by 6:30 p.m. Eastern Time (by wire, telephone, electronic media or by fax) to the Company of any dividends or capital gain distributions payable on the Trust’s shares. The Company hereby elects to receive all such dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.
2.8. The Administrator shall make the net asset value per share of each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern Time and such net asset value shall be calculated in accordance with each Portfolio’s prospectus. In the event that the Administrator is unable to meet the 7:00 p.m. time stated immediately above, then the Administrator shall provide the Company with additional time to notify the Administrator of purchase or redemption orders pursuant to Sections 2.1 and 2.3, respectively, above. Such additional time shall be equal to the additional time that the Administrator takes to make the net asset values available to the Company.
2.9. If the Administrator provides materially incorrect share net asset value information through no fault of the Company, the Company shall be entitled to an adjustment with respect to the Trust shares purchased or redeemed to reflect the correct net asset value per share as subsequently determined by the Administrator. The determination of the materiality of any net asset value pricing error and who bears the cost of such pricing error shall be based on the Trust’s policy for correction of pricing errors (the “Pricing Policy”); provided, however, that the Company will not be responsible for the cost of any pricing error that occurred through no fault of the Company. The Company shall correct such error in its records and in the records prepared by it for Contract owners in accordance with information provided by the Administrator. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company.
2.10. The Administrator shall provide information to the Company of the amount of shares traded and the associated cost per share (NAV) total trade amount and the outstanding share balances held by the Account in each Portfolio as of the end of each Business Day. Such information will be furnished (electronically or by fax) by 1:00 p.m. Eastern time on the next Business Day.
2.11. The parties may agree, in lieu of the procedures set forth above in this Article 2, to place and settle trades for Portfolio shares through a clearing corporation. In the event that such a clearing corporation is used, the parties agree to abide by the rules of the clearing corporation and by the provisions of any related agreement executed by certain of the parties to this Agreement (or their affiliates).
2.12. Contract Owner Information
 2.12(a).            Agreement to Provide Information. Company agrees to provide the Fund, or its designee, upon written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”), or other government-issued identifier (“GII”), and the Contract owner number or participant account number associated with the Shareholder, if known, of any or all Shareholder(s) of the account, and the amount, date and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange of Shares held through an Insurance Company Fund Account maintained by the Company during the period covered by the request. Unless otherwise specifically requested by the Fund, the Intermediary shall only be required to provide information relating to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions.
 (i) Period Covered by Request. Requests must set forth a specific period, not to exceed one year from the date of the request, for which transaction information is sought. A request may be ongoing and continuous (e.g., for each trading day throughout the year) or for specified periods of time. A Portfolio may request transaction information older than one year from the date of the request as it deems necessary to investigate compliance with policies established by the Portfolio for the purpose of eliminating or reducing market timing and abusive trading practices.
(ii) Form and Timing of Response. Company agrees to provide, promptly upon request of the Fund or its designee, the requested information specified in 2.12(a). If requested by the Fund, or its designee, Company agrees to use best efforts to determine promptly whether any specific person about whom it has received the identification and transaction information specified in 2.12(a) is itself a financial intermediary (“indirect intermediary”) and, upon further request of the Fund, or its designee, promptly either (i) provide (or arrange to have provided) the information set forth in 2.12(a) for those shareholders who hold an account with an indirect intermediary or (ii) restrict or prohibit the indirect intermediary from purchasing, in nominee name on behalf of other persons, securities issued by the Fund. Company additionally agrees to inform the Fund whether it plans to perform (i) or (ii). (b) Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the Fund or its designee and the Company; and (c) To the extent practicable, the format for any transaction information provided to the Fund should be consistent with the NSCC Standardized Data Reporting Format.
(iii) Limitations on Use of Information. The Fund agrees not to use the information received pursuant to this Section 2.12 for any purpose other than as necessary to comply with the provisions of Rule 22c-2 or to fulfill other regulatory or legal requirements subject to the privacy provisions of Title V of the Gramm-Leach-Bliley Act (Public Law 106-102) and comparable state laws.
 2.12(b).            Agreement to Restrict Trading. Company agrees to execute written instructions from the Fund to restrict or prohibit further purchases or exchanges of Shares by a Shareholder that has been identified by the Fund as having engaged in transactions of the Fund’s Shares (directly or indirectly through the Insurance Company Fund Account) that violate policies established by the Fund for the purpose of eliminating or reducing market timing and abusive trading practices. Unless otherwise directed by the Fund, any such restrictions or prohibitions shall only apply to Shareholder-Initiated Transfer Purchases or Shareholder-Initiated Transfer Redemptions that are effected directly or indirectly through Company. Instructions must be received by the Company at the following address, or such other address that the Company may communicate to the Trust in writing from time to time, including, if applicable, an e-mail and/or facsimile telephone number:
One Security Benefit Place
Topeka, KS 66636-0001
 (i) Form of Instructions. Instructions to restrict or prohibit trading must include the TIN, ITIN, or GII and the specific individual Contract owner number or participant account number associated with the Shareholder, if known, and the specific restriction(s) to be executed, including how long the restriction(s) is(are) to remain in place. If the TIN, ITIN, GII or the specific individual contract owner number or participant account number associated with the Shareholder is not known, the instructions must include an equivalent identifying number of the Shareholder(s) or account(s) or other agreed upon information to which the instruction relates.
 (ii) Timing of Response. Company agrees to execute instructions as soon as reasonably practicable, but not later than five Business Days after receipt of the instructions by the Company.

 (iii)               Confirmation by Intermediary. Company must provide written confirmation to the Fund that instructions have been executed. Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten business days after the instructions have been executed.2.12(c).
2.12(c).              Definitions For purposes of this Section 2.12:
(i) The term “Insurance Company Fund Account” means an omnibus account with the Fund maintained by Company.
(ii) The term “Fund” includes JPMorgan Distribution Services, Inc., which is the Trust’s principal underwriter; the Trust’s transfer agent and the series of the Trust listed in the Agreement.
(iii) The term “Shares” means the interests of Shareholders corresponding to the redeemable securities of record issued by the Fund under the Investment Company Act that are held by or through an Insurance Company Fund Account.
(iv) The term “Shareholder” means the holder of interests in a variable annuity or variable life insurance contract issued by the Company (“Contract”), or a participant in an employee benefit plan with a beneficial interest in a Contract.
(v) The term “Shareholder-Initiated Transfer Purchase” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract to a Fund, but does not include transactions that are executed: (a) automatically pursuant to a contractual or systematic program or enrollment such as transfer of assets within a Contract to a Fund as a result of “dollar cost averaging” programs, insurance company approved asset allocation programs, or automatic rebalancing programs; (b) pursuant to a Contract death benefit or step up in Contract value pursuant to a Contract living benefit; (c) one-time step-up in Contract value pursuant to a Contract death benefit; (d) allocation of assets to a Fund through a Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Contract; or (e) pre-arranged transfers at the conclusion of a required free look period.
(vi) The term “Shareholder-Initiated Transfer Redemption” means a transaction that is initiated or directed by a Shareholder that results in a transfer of assets within a Contract out of a Fund, but does not include transactions that are executed: (a) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Contract out of a Fund as a result of annuity payouts, loans, systematic withdrawal programs, insurance company approved asset allocation programs and automatic rebalancing programs; (b) as a result of any deduction of charges or fees under a Contract; (c) within a Contract out of a Fund as a result of scheduled withdrawals or surrenders from a Contract; or (d) as a result of payment of a death benefit from a Contract.
(vii) The term “written” and/or “in writing” within this Section 2.12 or any Section of this Agreement includes electronic writings and facsimile transmissions.
(viii) The term “Financial Intermediary” shall mean a “financial intermediary” as defined in 22c2 of the Investment Company Act.
 (ix)    The term “purchase” does not include the automatic reinvestment of dividends.
(x)    The term “promptly” as used in 2.12(a)(ii) shall mean as soon as practicable but in no event later than 10 business days from the Company’s receipt of the request for information from the Fund or its designee.
2.12(d).   The Company certifies that it:

 (i) has adopted and implemented and will monitor, on a continuous basis, its compliance with procedures reasonably designed to prevent violations of relevant law, regulation and prospectus requirements with respect to late trading, market timing and abusive trading practices;
 (ii) will provide information and further certification to the Trust, the Adviser, the Administrator or their respective designees to verify compliance with this Section 2.12; and
 (iii) will cooperate in monitoring and enforcing the Trust’s market timing, late trading, and any redemption fee policies as set forth in the prospectus and such other policies established by the Trust from time to time.
2.13. Dealings with Contract Owners. The Company agrees that neither the Portfolios, the Adviser, the Administrator nor any of their affiliates or agents (excluding the Company to the extent it acts as agent) will have any responsibility or liability to review any purchase or redemption request (i) to determine whether such request is genuine or authorized by a Contract owner or (ii) to determine the suitability of a particular Portfolio or class of shares for such Contract owner. The Portfolios, the Adviser, the Administrator and their affiliates and agents (excluding the Company to the extent it acts as agent) will be entitled to rely conclusively on any purchase or redemption request communicated to the Portfolios by the Company, and will have no liability whatsoever for any losses, claims or damages to or against the Company, its affiliates or Contract owner resulting from the failure of the Company to transmit any such request, or from any errors contained in any request. If payment for any purchase order is not received in accordance with the terms of the prospectus, the Trust reserves the right, without notice, to cancel the sale and to hold the Company responsible for any loss sustained as a result thereof, including loss of profit.
Article 3
Prospectuses, Reports to Shareholders and Proxy Statements, Voting
3.1. The Trust shall provide the Company with as many printed copies of the Trust’s current prospectuses, current statement of additional information (“SAI”), supplements, proxy statements and annual and semi-annual reports describing only each Portfolio listed on Schedule B as the Company may reasonably request, with expenses to be borne in accordance with Schedule C hereof. If requested by the Company, in lieu of providing printed copies of the current prospectus, SAI and supplements, and annual or semi-annual reports, the Trust shall provide a print-ready PDF, or an electronic copy of such documents in a format suitable for printing and posting on the Company’s website in order for the Company to have the prospectuses for the Contracts and the applicable Trust prospectuses, SAIs and supplements and annual or semi-annual reports printed together in one document or posted on the Company’s website or printed separately once each year (or more frequently if the prospectuses and/or statement of additional information for the Trust is amended during the year). The Company may elect to print the Trust’s prospectuses and/or its statement of additional information in combination with other investment companies’ prospectuses and statements of additional information.
3.2(a). The Company will deliver or cause to be delivered to each of its Contract owners, at or prior to the time of purchase of any Portfolio shares, a copy of such Portfolio’s prospectus and, upon request, a copy of its statement of additional information.
3.2(b). The Company agrees to provide the Trust or its designee with such information as may be reasonably requested by the Trust to assure that the Trust’s expenses do not include the cost of typesetting, printing or distributing any of the foregoing documents other than those actually distributed to existing Contract owners.
3.2(c). The Trust shall provide the Company with information regarding each Portfolio’s expenses, which information may include a table of fees and related narrative disclosure for use in any prospectus or other descriptive document relating to a Contract.
3.2(d). Except as otherwise provided in this Agreement, the Trust shall pay no fee, other compensation or other expenses under this Agreement. The Trust may, however, pay the Company servicing fees under a written servicing agreement for certain Portfolios pursuant to the services plan it has adopted. In addition, the Trust has adopted a plan pursuant to Rule 12b-1 to finance distribution expenses for certain Portfolios, and the Trust’s distributor may pay fees under such plan to the Company or to a designated affiliate under a separate written agreement between such parties.
3.3. If and to the extent required by law, the Company shall with respect to proxy material distributed by the Trust to Contract owners designated by the Company to whom voting privileges are required to be extended, follow one of the two methods described below to provide pass-through voting privileges to Contract owners:
(i)
(a)	solicit voting instructions from Contract owners;
(b)	vote the Trust shares in accordance with instructions received from Contract owners; and
(c)	vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such Portfolio for which instructions have been received, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.
(ii) Provide a list of Contract owners with value allocated to a Portfolio as of the record date to the Trust or its agent in order to permit the Trust to send solicitation material and gather voting instructions from Contract owners on behalf of the Company. The Company shall also provide such other information to the Trust as is reasonably necessary in order for the Trust to properly tabulate votes for Trust initiated proxies, including any necessary instructions for “echo voting” shares of a Portfolio for which no voting instructions have been received.
The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.
3.4 If the Trust and the Company agree to distribute Trust summary prospectuses to Contract owners pursuant to Rule 498 of the 1933 Act, as set forth in Schedule D of this Agreement, then each party to the Agreement represents and warrants that it complies with the requirements of Rule 498 and applicable SEC guidance regarding the Rule in connection therewith, and that it maintains policies and procedures reasonably designed to ensure that it can meet its obligations in connection with Trust summary prospectuses. The parties agree to comply with the terms included in the attached Schedule D as of the effective date of this Agreement.
Article 4
Sales Material and Information
4.1. The Company shall furnish, or shall cause to be furnished, to the Trust, the Adviser or their designee, sections of the separate accounts prospectuses and statements of additional information and each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company to prepare such material in which the Trust, the Adviser or the Administrator is described, at least five Business Days prior to its use. No such material shall be used if the Trust, the Adviser, the Administrator or their designee reasonably objects to such use within five Business Days after receipt of such material.
4.2. Neither the Company nor any person contracting with the Company to prepare sales literature or other promotional material shall give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus, or SAI for the Trust, as such registration statement, prospectus or SAI may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Trust or its designee.

4.3. The Administrator shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material prepared by the Trust in which the Company or its Accounts, are described at least five Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five Business Days after receipt of such material.
4.4. Neither the Trust, the Administrator, nor the Adviser shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement, prospectus or SAI for the Contracts, as such registration statement or prospectus, or SAI may be amended or supplemented from time to time, or in published reports or solicitations for voting instruction for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.
4.5. The Trust will provide to the Company, upon its request, at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, promptly after the filing of such document with the Securities and Exchange Commission or other regulatory authorities.
4.6. The Company will provide to the Trust, upon the Trust’s request, at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in an Account or Contract promptly after the filing of such documents with the Securities and Exchange Commission or other regulatory authorities.
4.7. The Trust will provide the Company with reasonable notice of any proxy solicitation for any Portfolio, and of any material change in the Trust’s registration statement, particularly any change resulting in a change to the registration statement or prospectus for any Account. The Trust will work with the Company so as to enable the Company to make changes to its prospectus or registration statement, in an orderly manner. The Trust will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.
4.8. For purposes of this Article 4, the phrase “sales literature or other promotional material” includes, but is not limited to, any of the following that refer to a Portfolio: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, internet, telephone or tape recording, videotape, display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees and any other material constituting sales literature or advertising under the National Association of Securities Dealers, Inc. or Financial Industry Regulatory Authority rules, the 1940 Act or the 1933 Act, with regard to a Portfolio.
4.9. Unless approved as provided for in this Article 4, the Company and its agents shall make no representations concerning the Trust except those contained in the then-current prospectus and SAI of the Trust and in current printed sales literature of the Trust.
Article 5
Administrative Services to Contract Owners
5. Administrative services to Contract owners shall be the responsibility of the Company and shall not be the responsibility of the Trust, the Adviser or the Administrator. The Company, the Trust and the Administrator recognize that the Account(s) will be the sole shareholder(s) of Trust shares issued pursuant to the Contracts.

Article 6
Representations and Warranties
6.1(a). The Trust represents that it believes, in good faith, that each Portfolio is currently qualified as a regulated investment company under Subchapter M of the Code of 1986, and that it will maintain such qualification of the Trust and that it will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that it might not so qualify in the future. Upon reasonable request, the Trust shall provide the Company or its designee with reports certifying compliance with Subchapter M qualification requirements on a quarterly basis.
6.1(b). The Trust represents and warrants that it is lawfully organized and validly existing under the laws of the State of Massachusetts and that it does and will comply in all material respects with the 1940 Act, including, without limitation, Rule 38a-1 under the 1940 Act.
6.1(c). The Adviser represents and warrants that it is duly organized and in good standing under applicable law, is registered as an investment adviser with the SEC, and that it does and will comply in all material respects with the Investment Advisers Act of 1940, including, without limitation, Rule 206(4)-7 under the Investment Advisers Act.
6.2. The Company represents that it believes, in good faith, that the Contracts will at all times be treated as life insurance or annuity contracts under applicable provisions of the Code, and that it will maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
6.3(a). The Trust represents that it believes, in good faith, that the Portfolios will at all times comply with the diversification requirements set forth in Section 817(h) of the Code and Section 1.817-5(b) of the regulations under the Code, and that it will maintain the Trust’s compliance with such diversification requirements, and that it will notify the Company immediately upon having a reasonable basis for believing that a Portfolio has ceased to so qualify or that a Portfolio might not so qualify in the future. In the event of a breach of this Section 6.3 by the Trust, it will (a) take all reasonable steps to notify the Company of such breach and (b) immediately take all necessary steps to adequately diversify the Trust so as to achieve compliance within the grace period afforded by Regulation 1.817-5. Upon reasonable request, the Trust shall provide the Company or its designee with reports certifying compliance with Section 817(h) diversification requirements on a quarterly basis.
6.3(b). The Trust represents and warrants that Portfolio shares sold to the Accounts pursuant to this Agreement shall be registered under the 1933 Act, shall be duly authorized for issuance and sold in compliance with applicable state and federal securities laws, and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust.
6.4. The Company represents and warrants that the interests of the Contracts are or will be registered under the 1933 Act unless exempt and that it will maintain such registration under the 1933 Act and the regulations thereunder to the extent required by the 1933 Act and that the Contracts will be issued and sold in compliance with all applicable federal and state laws and regulations. The Company also represents and warrants that the offering of the Portfolios to its Contract owners as an investment option under the Contracts will be in accordance with such Portfolio’s current prospectus. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under the Kansas Insurance Code and the regulations thereunder and has registered or, prior to any issuance or sale of the Contracts, will register and thereafter maintain the registration of each Account as a unit investment trust in accordance with and to the extent required by the provisions of the 1940 Act and the regulations thereunder, unless exempt therefrom, to serve as a segregated investment account for the Contracts. The Company shall amend its registration statement for its Contracts under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Contracts.
6.5. The Company represents that it believes, in good faith, that the Account is a “segregated asset account” and that interests in the Account are offered exclusively through the purchase of a “variable contract,” within the meaning of such terms under Section 1.817-5(f)(2) of the regulations under the Code, and that it will continue to meet such definitional requirements, and that it will notify the Trust immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.
6.6. The Trust represents and warrants that it and its trustees/directors, officers and employees are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount no less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Trust will notify the Company immediately upon having a reasonable basis for believing that the Trust no longer has the coverage required by this Section 6.6.
6.7. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other entities dealing with the money or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust, in an amount not less than five million dollars ($5,000,000). Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect and agrees to notify the Trust immediately upon having a reasonable basis for believing that the Company no longer has the coverage required by this Section 6.7.
6.8. The Trust represents that a majority of its disinterested trustees have approved the Trust’s distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act.
6.9. The Adviser and the Administrator each represents and warrants that it will comply with all applicable federal and state laws and regulations and that it will perform its obligations for the Trust and the Company in compliance with the laws and regulations of its state of domicile and any applicable state and federal laws and regulations.
6.10. The Company represents and warrants that it complies with all applicable federal and state laws and regulations including, without limitation, Rule 38a-1 under the 1940 Act, and that it will perform its obligations hereunder in compliance with the laws and regulations of its state of domicile and any applicable state and federal laws and regulations.
Article 7
Statements and Reports
7.1. The Administrator or its designee will make available electronically to the Company within five (5) Business Days after the end of each month a monthly statement of account confirming all transactions made during that month in the Account.
7.2. The Trust and Administrator agree to provide the Company no later than March 1 of each year with the investment advisory and other expenses of the Trust incurred during the Trust’s most recently completed fiscal year, to permit the Company to fulfill its prospectus disclosure obligations under the SEC’s variable annuity fee table requirements.
Article 8
Potential Conflicts
8.1. If required under the Shared Funding Exemptive Order, the Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; or (f) a decision by a Participating

Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.
8.2. If required under the Shared Funding Exemptive Order, the Company will report in writing any potential or existing material irreconcilable conflict of which it is aware to the Administrator. Upon receipt of such report, the Administrator shall report the potential or existing material irreconcilable conflict to the Board. The Administrator shall also report to the Board on a quarterly basis whether the Company has reported any potential or existing material irreconcilable conflicts during the previous calendar quarter. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded.
8.3. If required under the Shared Funding Exemptive Order, and it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested trustees), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.
8.4. If required under the Shared Funding Exemptive Order, if a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust’s election, to withdraw the affected Account’s investment in the Trust and terminate this Agreement with respect to such Account (at the Company’s expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and these responsibilities will be carried out with a view only to the interests of Contract owners.
8.5. If required under the Shared Funding Exemptive Order, for purposes of Sections 8.3 through 8.4 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 8.3 through 8.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.
8.6. If required under the Shared Funding Exemptive Order, and to the extent that Rule 6e-2 and Rule 6e-3(T) under the 1940 Act are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.
8.7. If required under the Shared Funding Exemptive Order, each of the Company and the Adviser shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them by the provisions hereof and in the Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board.

Without limiting the generality of the foregoing or the Company’s obligations under Section 8.2, the Company shall provide to the Administrator a written report to the Board no later than January 15th of each year indicating whether any material irreconcilable conflicts have arisen during the prior fiscal year of the Trust. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the Securities and Exchange Commission upon request.
Article 9
Indemnification
9.1. Indemnification By The Company
9.1 (a).           The Company agrees to indemnify and hold harmless the Trust, the Administrator, the Adviser, and each member of their respective Boards and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the Contracts and:
(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust, Administrator or Adviser for use in the registration statement, prospectus or SAI for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts; or
(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature of the Trust not supplied by the Company, or persons under its control and other than statements or representations authorized by the Trust) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts; or
(iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company; or
(iv) arise as a result of any material failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or
(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; as limited by and in accordance with the provisions of Section 9.1(b) and 9.1(c) hereof.
9.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such

Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement.
9.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party named in the action. After notice from the Company to such Indemnified Party of the Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company shall not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.
9.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.
9.2. Indemnification by Administrator
9.2(a). The Administrator agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Administrator) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, SAI or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust or the Administrator by or on behalf of the Company or the Adviser for use in the registration statement, prospectus or SAI for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or
(ii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Administrator; or
(iii) arise as a result of any material failure by the Administrator to provide the services and furnish the materials under the terms of this Agreement; or
(iv) arise out of or result from any material breach of any representation and/or warranty made by the Administrator in this Agreement or arise out of or result from any other material breach of this Agreement by the Administrator; as limited by and in accordance with the provisions of Section 9.2(b) and 9.2(c) hereof; or

(v) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature of the Trust not supplied by the Trust, Adviser or Administrator, or persons under its control) or unlawful conduct of the Administrator or persons under its control, with respect to the sale or distribution of the Trust shares.
9.2(b). The Administrator shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.
9.2(c). The Administrator shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Administrator in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Administrator of any such claim shall not relieve the Administrator from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Administrator will be entitled to participate, at its own expense, in the defense thereof. The Administrator also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party named in the action. After notice from the Administrator to such Indemnified Party of the Administrator’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Administrator will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.
9.2(d). The Company agrees promptly to notify the Administrator of the commencement of any litigation or proceedings against it or any of its Indemnified Parties in connection with the issuance or sale of the Contracts or the operation of each Account in which the Portfolios are made available.
9.3.      Indemnification by the Adviser
9.3(a). The Adviser agrees to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 9.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, SAI or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Adviser or the Trust by or on behalf of the Company or the Administrator for use in the registration statement, prospectus or SAI for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or
(ii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Adviser; or

(iii) arise as a result of any material failure by the Adviser to provide the services and furnish the materials under the terms of this Agreement; or
(iv) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature of the Trust not supplied by the Trust, Adviser or Administrator, or persons under its control) or unlawful conduct of the Adviser or persons under its control, with respect to the sale or distribution of the Trust shares; or
(v) arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser; as limited by and in accordance with the provisions of Section 9.3(b) and 9.3(c) hereof.
9.3(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.
9.3(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party named in the action. After notice from the Adviser to such Indemnified Party of the Adviser’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other then reasonable costs of investigation.
9.3(d). The Company agrees to promptly notify the Adviser of the commencement of any litigation or proceedings against it or any of Indemnified Parties in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of each Account, or the sale or acquisition of shares of the Trust.
9.4.      Indemnification by the Trust
9.4(a). The Trust agrees to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 9.4) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:
(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, SAI or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Adviser, the Company or the Administrator for use in the registration statement, prospectus or SAI for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or
(iii) arise as a result of any material failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure of the Trust, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in this Agreement); or
(iv) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature of the Trust not supplied by the Trust, Adviser or Administrator, or persons under its control) or unlawful conduct of the Trust or persons under its control, with respect to the sale or distribution of the Trust shares; or
(v) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust, as limited by and in accordance with the provisions of Section 9.4(b) and 9.4(c) hereof; or
(vi) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate.
9.4(b). The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.
9.4(c). The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party named in the action. After notice from the Trust to such Indemnified Party of the Trust’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other then reasonable costs of investigation.
9.4(d). The Company agrees to promptly notify the Trust of the commencement of any litigation or proceedings against it or any of the Indemnified Parties in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of each Account, or the sale or acquisition of shares of the Trust.
Article 10
Applicable Law
10.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.
10.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the

Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.
Article 11
Termination
11.1. This Agreement shall continue in full force and effect until the first to occur of:
(a) termination by any party for any reason upon one hundred eighty (180) days advance written notice delivered to the other parties; or
(b) termination by the Company by written notice to the Trust, the Adviser, and the Administrator with respect to any Portfolio based upon the Company’s determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts. Reasonable advance notice of election to terminate shall be furnished by the Company, said termination to be effective ten (10) days after receipt of notice unless the Trust makes available a sufficient number of shares to reasonably meet the requirements of the Contracts within said ten (10) day period; or
(c) termination by the Company upon written notice to the Trust, the Adviser, and the Administrator with respect to any Portfolio in the event any of the Portfolio’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment medium of the Contracts issued or to be issued by the Company. The Company shall give prompt notice to the other parties of its decision to terminate; or
(d) termination by the Company upon written notice to the Trust, the Adviser and the Administrator with respect to any Portfolio in the event that such portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that any such Portfolio may fail to so qualify after due inquiry and providing an opportunity to cure to the Portfolio; or
(e) termination by the Company upon written notice to the Trust, the Adviser, and the Administrator with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Section 6.3 hereof, or if the Company reasonably believes that any such Portfolio may fail to so qualify after due inquiry and providing an opportunity to cure to the Portfolio; or
(f) termination by either the Trust, the Adviser, or the Administrator by written notice to the Company, if either one or more of the Trust, the Adviser, or the Administrator, shall determine, in its or their sole judgment exercised in good faith, that the Company and/or their affiliated companies (to the extent the material adverse change affects the Company) has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, provided that the Trust, the Adviser, or the Administrator will give the Company sixty (60) days’ advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Company and any other changes in circumstances since the giving of such notice, the determination of the Trust, the Adviser, or the Administrator shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or
(g) termination by the Company by written notice to the Trust, the Adviser, or the Administrator, if the Company shall determine, in its sole judgment exercised in good faith, that either the Trust, the Adviser, or the Administrator has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, provided that the Company will give the Trust, the Adviser, and the Administrator sixty (60) days’ advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Trust, the Adviser, or the Administrator and any other changes in circumstances since the giving of such notice, the determination of the Company shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or
(h) termination by any party upon the other party’s breach of any representation or any material breach of any provision of this Agreement, which breach has not been cured to the satisfaction of the terminating party within ten (10) days after written notice of such breach is delivered to the Trust or the Company, as the case may be; or
(i) termination by the Trust, the Adviser, or Administrator by written notice to the Company in the event an Account or Contract is not registered (unless exempt from registration) or sold in accordance with applicable federal or state law or regulation, or the Company fails to provide pass-through voting privileges as specified in Section 3.3. The Trust, Adviser, or Administrator shall give prompt notice to the Company of its decision to terminate; or
(j) termination by the Company by written notice to the other parties in the event that formal administrative proceedings are instituted against the Trust, Administrator, or Adviser by , the SEC, or any state securities department or any other regulatory body; provided, however, that the Company determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Trust, Administrator, or Adviser to perform its obligations under this Agreement; or
(k) termination by the Trust, Administrator, or Adviser by written notice to the Company in the event that formal administrative proceedings are instituted against the Company by FINRA, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding the Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Portfolios’ shares; provided, however, that the Trust, Administrator, or Adviser determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Company to perform its obligations under this Agreement; or
(l) termination by the Company upon any substitution of the shares of another investment company or series thereof for shares of a Portfolio of the Trust in accordance with the terms of the Contracts, provided that the Company has given at least 45 days prior written notice to the Trust, Administrator, or Adviser of the date of substitution.
11.2. Effect of Termination. Notwithstanding any termination of this Agreement, the Trust will, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”) unless (i) such further sale of Trust shares is proscribed by law, regulation or applicable regulatory body, or (ii) the Trust determines that liquidation of the Trust following termination of this Agreement is in the best interests of the Trust and its shareholders or (iii) the Company seeks an order pursuant to Section 26(c) of the 1940 Act, or relies on a no-action letter thereunder, to permit the substitution of other securities for the shares of the Portfolios. The parties agree that this Section 11.2 shall not apply to any terminations under Article 8 and the effect of such Article 8 terminations shall be governed by Article 8 of this Agreement.
11.3. The Company shall not redeem Trust shares attributable to the Contracts (as distinct from Trust shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a “Legally Required Redemption”) or (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act or a no-action letter thereunder, or (iv) as permitted under the terms of the Contracts. Upon request, the Company will promptly furnish to the Trust, the Adviser and the Administrator reasonable assurance (which shall be reasonably satisfactory to the Trust and the Adviser in their discretion) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Trust or the Adviser 30 days notice of its intention to do so.

11.4 Notwithstanding any termination of this Agreement, each party’s obligation under Article 9 to indemnify the other parties shall survive.
Article 12
Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Trust:
JPMorgan Insurance Trust
Mail Code OH1-1235
1111 Polaris Parkway
OH1-1235
Columbus, Ohio 43240
Attn:  Contract Administrator
If to the Administrator:
JPMorgan Funds Management, Inc.
Mail Code OH1-1235
1111 Polaris Parkway
OH1-1235
Columbus, Ohio 43240
Attention:  Contract Administrator
If to the Adviser:
J.P. Morgan Investment Management Inc.
Mail Code OH1-0211
1111 Polaris Parkway
 OH1-1235
Columbus, Ohio 43240
Attn: Contract Administrator
If to the Company:
Security Benefit Life Insurance Company
One Security Benefit Place
Topeka, Kansas 66636-0001
Attn:  General Counsel
Article 13
Miscellaneous
13.1. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust. Each of the Company, the Adviser, and the Administrator acknowledges and agrees that, as provided by the Trust’s Amended and Restated Declaration of Trust, the shareholders, trustees, officers, employees and other agents of the Trust and the Portfolios shall not personally be bound by or liable for matters set forth hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder. The Trust’s Amended and Restated Declaration of Trust is on file with the Secretary of State The Commonwealth of Massachusetts.

13.2. The Company will comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions. Without limiting the generality of the foregoing, the Company, or its designee, shall take all necessary and appropriate steps, consistent with applicable regulations and generally accepted industry practices, to: (i) obtain, verify, and retain information with regard to Contract owner identification and source of Contract owner funds, and (ii) maintain records of all Contract owner transactions. The Company will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Trust with any requested information about Contract owners and their accounts in the event that the Trust shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority. To the extent permitted by applicable law and regulations, the Company will notify the Trust of any concerns that the Company may have in connection with any Contract owner in the context of relevant anti-money laundering laws or regulations.
13.3. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.
13.4. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
13.5. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
13.6. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
13.7. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the Financial Industry Regulatory Authority and state insurance regulators) and shall permit such authorities (and other parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Kansas Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may reasonably request in order to ascertain whether the variable insurance operations of the Company are being conducted in a manner consistent with the Kansas insurance laws and regulations and any other applicable law or regulations.
13.8. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.
13.9. This Agreement may be amended by written agreement between all parties. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Adviser may, with advance written notice to the other parties hereto, assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser is such assignee is duly licensed and registered to perform the obligations of the Adviser under this Agreement.
13.10. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee upon request, copies of the following reports:
(a) the Company’s annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles (“GAAP”), if any), as soon as practical after such statement and report are filed with the appropriate regulatory authorities or otherwise published pursuant to applicable law (including any extensions permitted by law);

(b) the Company’s June 30th quarterly statements (statutory), as soon as practical after such statement and report are filed with the appropriate regulatory authorities or otherwise published pursuant to applicable law (including any extensions permitted by law)
(c) any financial statement, proxy statement, notice or report of the Company sent to policyholders, as soon as practical after the delivery thereof;
(d) any registration statement (without exhibits) and financial reports the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof; and
(e) any other public report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.
13.11. The names “JPMorgan Insurance Trust” and “Trustees of JPMorgan Insurance Trust” refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated June 7, 1993 to which reference is hereby made and a copy of which is on file at the office of the Secretary of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of “JPMorgan Insurance Trust” entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.
13.12. The Trust and the Administrator agree to consult with the Company concerning whether any Portfolio of the Trust qualifies to provide a foreign tax credit pursuant to Section 853 of the Code.
13.13 The term “written” and/or “in writing” within any Section of this Agreement includes electronic writings and facsimile transmissions.
[SIGNATURE PAGES FOLLOW]
SECURITY BENEFIT LIFE INSURANCE COMPANY
By:	/s/ DOUGLAS G. WOLFF
Name:	Douglas G. Wolff
Title:	Senior Vice President
JPMORGAN INSURANCE TRUST
By:	/s/ JEFFREY D. HOUSE
Name:	Jeffrey D. House
Title:	Assistant Treasurer

J.P. MORGAN INVESTMENT MANAGEMENT INC.
By:	/s/ GARY J. MADICH
Name:	Gary J. Madich
Title:	Managing Director
JPMORGAN FUNDS MANAGEMENT, INC.
By:	/s/ ROBERT L. YOUNG
Name:	Robert L. Young
Title:	Vice President

SCHEDULE A
SEPARATE ACCOUNTS AND CONTRACTS
as of the 1st day of November, 2011 which Accounts and Contracts may be changed from time to time upon written notification to the Trust by the Company within a reasonable time from such change;

Name of Separate Account	Contract
SBL Variable Annuity Account XIV	EliteDesigns, SecureDesigns, AdvisorDesigns, AdvanceDesigns
Variflex Separate Account	Variflex, Variflex ES
SBL Variable Annuity Account VIII	Variflex LS, Variflex Signature, Variflex Extra Credit

SCHEDULE B
Portfolios of the Trust
JPMorgan Insurance Trust Core Bond Portfolio Class 1
JPMorgan Insurance Trust Core Bond Portfolio Class 2
JPMorgan Insurance Trust U.S. Equity Portfolio Class 1
JPMorgan Insurance Trust U.S. Equity Portfolio Class 2
JPMorgan Insurance Trust Mid Cap Growth Portfolio Class 1
JPMorgan Insurance Trust Mid Cap Growth Portfolio Class 2
JPMorgan Insurance Trust Mid Cap Value Portfolio Class 1
JPMorgan Insurance Trust Equity Index Portfolio Class 1
JPMorgan Insurance Trust International Equity Portfolio Class 1
JPMorgan Insurance Trust International Equity Portfolio Class 2
JPMorgan Insurance Trust Intrepid Growth Portfolio Class 1
JPMorgan Insurance Trust Intrepid Growth Portfolio Class 2
JPMorgan Insurance Trust Intrepid Mid Cap Portfolio Class 1
JPMorgan Insurance Trust Intrepid Mid Cap Portfolio Class 2
JPMorgan Insurance Trust Small Cap Core Portfolio Class 1
JPMorgan Insurance Trust Small Cap Core Portfolio Class 2

SCHEDULE C
EXPENSES
The Trust and the Company will coordinate the functions and pay the costs of the completing these functions based upon an allocation of costs in the tables below. The term “Current” is defined as an existing Contract owner with value allocated to one or more Portfolios. The term “Prospective” is defined as a potential new Contract owner.
Item	Function	Party Responsible for Expense
Trust Prospectus	Printing and Distribution (including postage)	Current – Trust (Company may choose to do the printing at Trust’s expense) Prospective – Company
Trust Prospectus and SAI Supplements	Printing and Distribution (including postage)	Current – Trust (Company may choose to do the printing at Trust’s expense) Prospective – Company
Trust SAI	Printing and Distribution (including postage)	Current – Trust (Company may choose to do the printing at Trust’s expense) Prospective – Company
Proxy Material for Trust	Printing, Distribution to Current (including postage), tabulation and solicitation	Trust
Trust Annual & SemiAnnual Report	Printing and Distribution (including postage)	Trust (Company may choose to do the printing at Trust’s expense)
Contract Prospectus	Printing and Distribution (including postage)	Company
Contract Prospectus and SAI Supplements	Printing and Distribution (including postage)	Company
Contract SAI	Printing and Distribution (including postage)	Company
Other communication to Prospective and Current	Printing and Distribution (including postage)	If Required by Law or Trust – Trust If Required by Company – Company
Operations of the Trust
All operations and related expenses, including the cost of registration and qualification of shares, taxes on the issuance or transfer of shares, cost of management of the business affairs of a Trust, and expenses paid or assumed by a Trust pursuant to any Rule 12b1 plan
Trust
Operations of the Accounts	Federal registration of units of separate account (24f2 fees)	Company

SCHEDULE D
All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement.
1.	For purposes of this Schedule D, the terms Summary Prospectus and Statutory Prospectus shall have the same meaning as set forth in Rule 498.
2.	The Trust shall provide the Company with copies of the Summary Prospectuses and any supplements thereto in the same manner and at the same times as the Agreement requires that the Trust provide the Company with Statutory Prospectuses.
3.	The Trust represents and warrants that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply in all material respects with the requirements of Rule 498 applicable to the Fund and its Portfolios.
4.	The Trust agrees that the URL indicated on each Summary Prospectus will lead Contract owners directly to the web page used for hosting Summary Prospectuses and that such web page will host the current Trust documents required to be posted in compliance with Rule 498. The Trust shall promptly notify the Company of any unexpected interruptions in availability of this web page.
5.	The Trust represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(i) involving Contract owner requests for additional Trust documents made directly to the Trust, the Adviser or the Administrator, or one of their affiliates. The Trust, the Adviser and the Administrator further represent and warrant that any information obtained about Contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Trust documents.
6.	The Company represents and warrants that it will respond to requests for additional Trust documents made by Contract owners directly to the Company or one of its affiliates.
7.	The Company represents and warrants that any bundling of Summary Prospectuses and Statutory Prospectuses will be done in compliance with Rule 498.
8.	At the Company’s request, the Trust will provide the Company with URLs to the current Trust documents for use with Company’s electronic delivery of Trust documents or on the Company’s website. The Trust will be responsible for maintaining the Trust’s current documents on the site to which such URLs originally navigate to.
9.	If the Trust determines that it will end its use of the Summary Prospectus delivery option, the Trust will provide the Company with at least 60 days’ advance notice of its intent so that the Company can arrange to deliver a Statutory Prospectus in place of a Summary Prospectus. In order to comply with Rule 498(e)(1), the Trust shall continue to maintain its website in compliance with the requirements of this Agreement and Rule 498 for a minimum of 90 days after the termination of any such notice period.
10.	The parties agree that all other provisions of the Agreement, including the Indemnification provisions, will apply to the terms of this Schedule D as applicable.
11.	The parties agree that the Company is not required to distribute Summary Prospectuses to its Contract owners, but rather use of the Summary Prospectus will be at the discretion of the Company. The Company agrees that it will give the Trust, the Adviser and the Administrator 60-days notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses.

FIRST AMENDMENT TO FUND PARTICIPATION AGREEMENT
This Amendment to the Fund Participation Agreement (“Amendment”) is made and entered into on this 1st day of April, 2016, by and between JPMorgan Insurance Trust (the "Trust"), the Trust's investment adviser and administrator, J.P. Morgan Investment Management Inc. (the "JPMIM"),  and Security Benefit Life Insurance Company (the “Company”).
WHEREAS, the Trust, the Adviser and the Company are parties to a Fund Participation Agreement effective November 1, 2011; and
WHEREAS, JPMorgan Funds Management, Inc., (“JPMFM”) was a party to the Agreement and served as administrator to the Trust; and
WHEREAS, effective April 1, 2016 JPMFM merged with and into JPMIM; and
WHEREAS, effective April 1, 2016, JPMIM serves as both investment adviser and administrator to the Trust.
NOW THEREFORE, the parties hereby agree to amend the Agreement as follows:
1. JPMFM is no longer a party to the Agreement, effective as of April 1, 2016.
2. All references to “JPMorgan Funds Management, Inc.” are deleted and replaced with “J.P. Morgan Investment Management Inc.”
3. Except as specifically modified by this Amendment, in all other respect the terms and conditions of the Agreement shall continue in full force and effect.
IN WITNESS WHEREOF, the parties have executed or caused this Amendment to be executed by their duly authorized officers effective as of the date first written above.
JPMORGAN INSURANCE TRUST		SECURITY BENEFIT LIFE INSURANCE COMPANY
By:	SUSAN S. MONTGOMERY	By:	DOUGLAS WOLFF
Name:	Susan S. Montgomery	Name:	Douglas Wolff
Title:	President	Title:	President
Date:	7/25/16	Date:	7/19/16
J.P. MORGAN INVESTMENT MANAGEMENT INC.
By:	MATT KAMBUROWSKI
Name:	Matt Kamburowski
Title:	Managing Director
Date:	7/28/16